Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-162990 on Form S-8 of our report dated March 16, 2010, relating to the consolidated financial statements of Vitamin Shoppe, Inc. and Subsidiary appearing in this Annual Report on Form 10-K of Vitamin Shoppe, Inc. for the year ended December 26, 2009.

DELOITTE & TOUCHE LLP

March 16, 2010